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EXHIBIT 5 -- OPINION OF SCOTT G. BRUCE, ESQUIRE


                                  June 5, 1998




The Associated Group, Inc.
200 Gateway Towers
Pittsburgh, Pennsylvania  15222

                           Re:      Registration Statement on Form S-8


Ladies and Gentlemen:

         I am General Counsel and Secretary of The Associated Group, Inc., a Delaware corporation (the "Company"), and have acted as counsel to the Company in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") for the purpose of registering with the Securities and Exchange Commission, under the Securities Act of 1933, as amended (the "1933 Act"), 1,727,438 shares (the "Shares") of Class B common stock, par value $.10 per share (together with the accompanying Preferred Stock Purchase Rights), of the Company issuable upon the exercise of options granted under The Associated Group, Inc. Amended and Restated 1994 Stock Option and Incentive Award Plan (the "Plan"). The Shares registered pursuant to the Registration Statement relate to grants originally made by Microwave Services, Inc. ("MSI"), a wholly-owned subsidiary of the Company, pursuant to The Microwave Services, Inc. 1996 Stock Incentive Plan (the "MSI Plan"). On March 16, 1998, all outstanding options to purchase common stock of MSI under the MSI Plan were converted into (the "Conversion") and became options to purchase Shares under the Plan, pursuant to an Action by Unanimous Written Consent of the Microwave Services, Inc. 1996 Stock Incentive Plan Committee and an Action by Written Consent of the Board of Directors of the Company, each dated as of February 27, 1998.

         In this connection, I have examined and am familiar with originals or copies, certified or otherwise identified to my satisfaction, of (i) the Registration Statement, (ii) the Plan, (iii) forms of Award Agreements (as that term is defined in the Plan), (iv) the Restated Certificate of Incorporation and Amended and Restated By-Laws of the Company, each as currently in effect, (v) certain resolutions adopted by the Board of Directors of the Company relating to the issuance of the Shares, the Conversion and certain related matters and (vi) such other documents, certificates and records as I have deemed necessary or appropriate as a basis for the opinion set forth herein. In my examination, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified, conformed or photostatic copies and the authenticity of the originals of such copies. As to any facts material to the opinion expressed herein which I have not independently established or verified, I have relied upon statements and representations of officers and other representatives of the Company and others.

         I am admitted to the practice of law in the Commonwealth of Pennsylvania, and to the extent that matters of law are addressed herein, the opinions expressed are limited to the federal laws of the United States of America, the laws of the Commonwealth of Pennsylvania and the General Corporation Law of the State of Delaware.

         Based upon and subject to the foregoing, I am of the opinion that the Shares have been duly authorized for issuance and, when the Shares have been paid for and certificates therefor have been issued and delivered in accordance with the terms of the Plan and the corresponding Award Agreement as contemplated by the Registration Statement, the Shares will be validly issued, fully paid and non assessable.

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         I hereby consent to the filing of this opinion as an exhibit to the
Registration Statement. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the 1933 Act or the Rules and Regulations promulgated thereunder.

         This opinion is furnished by me, as counsel to the Company, in connection with the filing of the Registration Statement and, except as provided in the immediately preceding paragraph, is not be used, circulated, quoted or otherwise referred to for any other purpose without my express written permission or relied upon by any other person.


                                Very truly yours,

                               /s/ Scott G. Bruce

                                 Scott G. Bruce